UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2011

HOLOGIC, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

0-18281	04-2902449
(Commission File Number)	(I.R.S. Employer Identification No.)

35 Crosby Drive, Bedford, MA	01730
(Address of Principal Executive Offices)	(Zip Code)

(781) 999-7300

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective March 2, 2011, the Board of Directors (the “Board”) of Hologic, Inc. (the “Company”) approved the Company’s Third Amended and Restated By-laws (the “By-laws”). The revisions to the By-laws, among other things:

•

Deleted Section 2.16 of the By-laws and related references: Section 2.16 addressed Board composition following the Company’s business combination with Cytyc Corporation in October 2007 and is no longer applicable; and

•

Amended Section 4.4 of the By-laws to provide the Board with the flexibility to separate the record date for determining the stockholders entitled to vote at a meeting from the record date for determining those stockholders entitled to notice of the meeting.

The description above is a summary of the terms of the amendments to the Company’s By-laws. This description does not purport to be complete and it is qualified in its entirety by reference to the Company’s By-laws, as amended, a copy of which is attached to this report as Exhibit 3.1 and is incorporated herein in its entirety by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders

The Company held its Annual Meeting of Stockholders on March 2, 2011. At the meeting, a total of 237,336,977 shares or 91.23% of the Common Stock issued and outstanding as of the record date were represented in person or by proxy. The final results for each of the matters submitted to a vote of stockholders at the meeting are set forth below. A more detailed description of each proposal is set forth in the Company’s Proxy Statement filed with the Securities and Exchange Commission on January 20, 2011.

Proposal No. 1. Election of Directors. The stockholders elected all of the Board’s nominees for director, to serve until the Company’s next Annual Meeting of Stockholders or until their respective successors are duly elected and qualified, by the votes set forth in the table below:

Name	For	Withheld	Abstained	Broker Non-Vote

Robert A. Cascella	208,441,079	11,095,755	-	17,800,143

Sally W. Crawford	187,049,040	32,487,794	-	17,800,143

John W. Cumming	130,829,742	88,707,092	-	17,800,143

David R. LaVance, Jr.	209,547,559	9,989,275	-	17,800,143

Nancy L. Leaming	209,577,197	9,959,637	-	17,800,143

Lawrence M. Levy	185,668,470	33,868,364	-	17,800,143

Glenn P. Muir	194,543,802	24,993,032	-	17,800,143

Elaine S. Ullian	209,617,412	9,919,422	-	17,800,143

Wayne Wilson	209,536,593	10,000,241	-	17,800,143

Proposal No. 2. Advisory Vote on Executive Compensation. The stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers, by the votes set forth in the table below:

For	Against	Abstained	Broker Non-Vote

178,844,964	39,929,020	762,850	17,800,143

Proposal No. 3. Advisory Vote on Frequency of Advisory Vote on Executive Compensation. The stockholders approved, on an advisory basis, the holding of an advisory vote on executive compensation on an annual basis, by the votes set forth in the table below:

1 Year	2 Years	3 Years	Abstained	Broker Non-Vote

187,996,541	587,207	30,242,503	710,583	17,800,143

Based upon these results, and consistent with the Company’s recommendation, the Board has determined that the Company will hold an advisory vote on executive compensation every year.

Proposal No. 4. Ratification of Appointment of Independent Registered Public Accounting Firm. The stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2011, by the votes set forth in the table below:

For	Against	Abstained	Broker Non-Vote

234,079,904	3,124,801	132,272	-

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description

3.1	Third Amended and Restated By-laws of Hologic, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 4, 2011	HOLOGIC, INC.

	By:	/s/ Glenn P. Muir
Glenn P. Muir
Executive Vice President, Finance and Administration, and Chief Financial Officer